Exhibit 10.7

PLEDGE AGREEMENT

FOR VALUE RECEIVED and in consideration of any loan, advance, extension of credit or other financial accommodations now or hereafter made by FCC, LLC, d/b/a First Capital, a Florida limited liability company (“Lender”), to AEROGROW INTERNATIONAL, INC., a Nevada corporation (“Borrower”), including extensions of credit or financial accommodations made to Borrower pursuant to that certain Loan and Security Agreement dated as of June 23, 2008 between Lender and Borrower (as amended, restated, supplemented or replaced from time to time, the “Loan Agreement”), which extensions of credit or financial accommodations will be to the direct and indirect interest, advantage and benefit of WALKER ENTERPRISES, LLLP, a Colorado limited liability limited partnership (“Pledgor”), and to induce Lender to make such extensions of credit or financial accommodations to Borrower, Pledgor does hereby convey and grant a security interest to Lender in accordance with the terms set forth below in this Pledge Agreement (this “Pledge Agreement”).

1.           Pledge.  Pledgor hereby delivers, pledges and grants a continuing security interest to Lender in all of Pledgor’s right, title and interest in, to and under the following (collectively, the “Collateral”):  (a) 26.46% of the limited partnership interests of Buckner Shopping Center, L.P., a Texas limited partnership (“Issuer”), and any and all additional partnership interests or other equity interests in Issuer hereafter acquired or obtained by Pledgor to the extent necessary to cause Lender to have a security interest in 26.46% of the aggregate outstanding limited partnership interests of Issuer (all such partnership interests referred to in this clause (a) are collectively referred to herein as the “Pledged Interest”); (b) any certificates now or hereafter representing the Pledged Interest; (c) all distributions, dividends, cash, instruments, options, warrants, rights and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion, reclassification or other like change of the Pledged Interest; (d) all rights, privileges, powers, authority, claims and interests of Pledgor relating to or with respect to the Pledged Interest and the property referred to in clauses (b) and (c) above, including, without limitation, under any operating agreement and any other organizational document of Borrower; (e) all books, records and other documents of Pledgor related to the Pledged Interests; (f) all general intangibles and investment property constituting, representing or otherwise evidencing any of the foregoing; and (g) all proceeds of any of the foregoing.  Pledgor shall forthwith deliver the Collateral to Lender, together with transfer powers in form and substance satisfactory to Lender duly executed in blank regarding the Collateral.  In the event that the Collateral is now or is hereafter evidenced by any limited partnership interest certificates or other certificates, Pledgor shall promptly deliver such certificates to Lender.  Pledgor hereby covenants and agrees that it shall not sell, transfer or otherwise dispose of, or permit any security interest, lien or other encumbrance to exist with respect to, any of the Collateral (other than the security interest of Lender contemplated hereby).

2.           Obligations Secured.

(a)           The pledge and security interest effectuated hereby shall secure the payment and performance of all of the debts, obligations and liabilities of Jack J. Walker (“Guarantor”) to Lender, including, without limitation, all obligations of Guarantor pursuant to that certain Limited Guaranty of Individual by Guarantor in favor of Lender dated as of January 1, 2009, as amended, restated or otherwise modified from time to time (the “Guaranty”).  Pledgor represents and warrants to Lender that Guarantor owns 49% of the outstanding equity interests of Pledgor and that, as a result of such ownership, Guarantor owns, indirectly, 26.46% of the equity interests of Issuer.

(b)           Pledgor hereby authorizes Lender to file at any time and from time to time financing statements describing the Collateral, and Pledgor shall execute and deliver to Lender, and Pledgor hereby authorizes Lender to file (with or without Pledgor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Lender, as Lender may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Collateral to Lender pursuant to the Uniform Commercial Code of the State of Georgia (the “UCC”) and to continue perfected, maintain the priority of or provide notice of the security interest of Lender in the Collateral and to accomplish the purposes of this Pledge Agreement.  Pledgor will cooperate with Lender in obtaining control (as defined in the UCC) of the Collateral consisting of investment property.

(c)           Within 15 days following any request by Lender, Pledgor shall take all actions necessary to cause each operating agreement relating to the Collateral to provide specifically at all times that: (i) the Pledged Interest is a security and shall be governed by Article 8 of the UCC; (ii) each certificate representing the Pledged Interest shall bear a legend to the effect that such interest is a security and is governed by Article 8 of the UCC; and (iii) no consent of any member, manager or other Person shall be a condition to the admission as a member of Borrower of any transferee (including Lender) that acquires ownership of the Pledged Interest as a result of the exercise by Lender of any remedy hereunder or under applicable law.  Pledgor will join with Lender in notifying any third party who has possession of any Collateral of Lender’s security interest therein and obtaining an acknowledgment from the third party that is holding the Collateral for the benefit of Lender.  Pledgor ratifies and authorizes the filing by Lender of any financing statements filed prior to the date hereof.

3.           Representations and Warranties.  Pledgor represents and warrants that: (a) all of the Pledged Interests are fully paid, non-assessable and validly issued; (b) the Collateral was not issued in violation of any person’s or entity’s preemptive rights; (c) the Collateral is owned by Pledgor free and clear of any and all security interests, pledges, options to purchase or sell, redemptions or liens; (d) Pledgor has rights in, and full power to transfer rights in the Collateral; (e) no financing statements covering the Collateral are recorded with any state official or recording or filing office; (f) 54% of the limited partnership interests of Issuer are owned by Pledgor, and 49% of such 54% (for a net of 26.46% of all limited partnership interests of Issuer) constitutes Collateral hereunder; (g) none of the Collateral is held or maintained in the form of a securities entitlement or credited to any securities account; (h) none of the Collateral is evidenced by certificates or similar documents; (i) Pledgor’s exact legal name is as set forth in the first paragraph of this Pledge Agreement; and (j) Pledgor is a Colorado limited liability limited partnership with an address of 3100 Arapahoe, Suite 301, Boulder, Colorado  80303.

4.           Events Of Default.  An “Event of Default” under this Pledge Agreement shall occur upon (a) any Default under and as defined in the Loan Agreement, or (b) any default on the obligations, representations, warranties, covenants or agreements hereunder or under the Guaranty or any other agreement, instrument or document executed by Pledgor, Guarantor or Borrower with or in favor of Lender, or (c) upon any dissolution of Pledgor or any bankruptcy or similar insolvency event with respect to Pledgor or Guarantor.  Pledgor hereby appoints Lender as Pledgor’s attorney-in-fact to arrange, upon an Event of Default (but subject to the notice and timing requirements set forth in Section 7 of the Guaranty), for a transfer of the Collateral on the books of Borrower to the name of Lender or to the name of Lender’s nominee.

5.           Voting Rights.  During the term of this Pledge Agreement, so long as no Event of Default exists, Pledgor shall have the right to vote the Collateral on all limited partnership matters for all purposes not inconsistent with the terms of this Pledge Agreement.  While an Event of Default exists, Lender shall have, at its discretion, the option to exercise all voting powers and other rights pertaining to the Collateral.  Lender may, while an Event of Default exists (but subject to the notice and timing requirements set forth in Section 7 of the Guaranty), at Lender’s option, transfer or register the Collateral or any part thereof into its own or its nominee’s name.

6.           Distributions and Readjustments.  If during the term of this Pledge Agreement, any distribution, reclassification, readjustment or other change is declared or made in the capital structure of Issuer or any option included within the Collateral is exercised, or both, all new, substituted and additional limited partnership interests issued to Pledgor by reason of any such change or exercise shall be delivered to and held by Lender (to the extent necessary to cause Lender to have a pledge of 26.46% of the aggregate limited partnership interests of Issuer) under the terms of this Pledge Agreement in the same manner as the Collateral originally pledged hereunder.  If during the term of this Pledge Agreement, any dividend or distribution is made on account of the Collateral, Pledgor shall hold 49% of such dividend or distribution in trust for Lender, shall segregate it from other property or funds of Pledgor, and immediately deliver 49% of all such distributions to Lender in the same form received and in the same manner as the Collateral pledged hereunder for application to the obligations of Pledgor under the Guaranty.

7.           Warrants and Rights.  If during the term of this Pledge Agreement, warrants or any other rights or options shall be issued in connection with the Collateral, such warrants, rights and options shall be immediately assigned by Pledgor to Lender to be held under the terms of this Pledge Agreement in the same manner as the Collateral originally pledged hereunder.

8.           Remedies Upon Default.  In addition to the other remedies provided for herein, in the Loan Agreement and the other Loan Documents, or otherwise available under applicable law, upon and during the continuance of an Event of Default (but subject to the notice and timing requirements set forth in Section 7 of the Guaranty),

(a)           Lender may:

(i)           exercise with respect to the Collateral any one or more of the rights and remedies available under the Uniform Commercial Code and other applicable law; and

(ii)           exercise all voting powers and other rights pertaining to the Collateral; and

(iii)           transfer or register the Collateral or any part thereof into its own or its nominee’s name; and

(iv)           sell or otherwise assign, give an option or options to purchase or dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of Lender’s offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash, on credit or for future delivery without assumption of any credit risk, free of any claim or right of whatsoever kind (including any right or equity of redemption) of Pledgor, which claim, right and equity are hereby expressly waived and released.  Lender shall have the right to the extent permitted by applicable law, upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral so sold; provided, however, Pledgor shall not receive any net proceeds, if any, of any such credit sale or future delivery until cash proceeds are actually received by Lender (which cash proceeds shall be applied by Lender to the Obligations) and after all Obligations have been paid in full the balance shall be paid to Pledgor.  In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall incur no liability in case of the failure of such purchaser to pay for the Collateral so sold and, in case of such failure, the Collateral may again be sold as herein provided.

(b)           Any notice required to be given by Lender of a sale of the Collateral, or any part thereof, or of any other intended action by Lender, which occurs not less than five days prior to such proposed action, shall constitute commercially reasonable and fair notice to Pledgor thereof.  No notification need be given to Pledgor if Pledgor has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

(c)           Lender shall not be obligated to make any sale or other disposition of the Collateral, or any part thereof unless the terms thereof shall, in its sole discretion, be satisfactory to it.  Lender may, if it deems it reasonable, postpone or adjourn the sale of any of the Collateral, or any part thereof, from time to time by an announcement at the time and place of such sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale.  Pledgor agrees that Lender has no obligations to preserve rights against prior parties to the Collateral.

(d)           Pledgor acknowledges and agrees that Lender may comply with limitations or restrictions in connection with any sale of the Collateral in order to avoid any violation of applicable law or in order to obtain any required approval of the sale or of the purchase thereof by any governmental regulatory authority or official and, without limiting the generality of the foregoing, Pledgor acknowledges and agrees that Lender may be unable to effect a public sale of any or all the Collateral by reason of certain prohibitions contained in the federal securities laws and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale.  Notwithstanding any such circumstances, Pledgor acknowledges and agrees that such compliance shall not result in any such private sale for such reason alone being deemed to have been made in a commercially unreasonable manner.  Lender shall not be liable or accountable to Pledgor or Borrower for any discount allowed by reason of the fact that the Collateral is sold in compliance with any such limitation or restriction.  Lender shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the federal securities laws, or under applicable state securities laws, even if the issuer desires, requests or would agree to do so.

(e)           Any cash held by Lender as Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Lender, be held by Lender as Collateral for the Obligations and then or at any time thereafter applied, without any marshalling of rights, remedies or assets, and after payment of any amounts payable to Lender hereunder, and after deducting all reasonable costs and expenses of every kind in connection with the care, safekeeping, collection, sale, delivery or otherwise of any or all of the Collateral or in any way relating to the rights of Lender hereunder (including attorneys’ fees and disbursements), to the payment or reduction of the Obligations.  Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

9.           Term.  This Pledge Agreement shall remain in full force and effect until all actual and contingent obligations of Guarantor under the Guaranty have been satisfied and paid in full in immediately available funds.  At the expiration of the term of this Pledge Agreement, Lender shall return to Pledgor all limited partnership interest certificates and transfer powers relating to the Pledged Interest (to the extent the same have been received by Lender).

10.           Successors And Assigns.  This Pledge Agreement shall be binding upon and inure to the benefit of Pledgor, Lender, and their respective successors and assigns.  Lender may sell, assign, transfer and/or grant participations in any or all of its rights hereunder to any other person, firm, association or corporation.  Pledgor may not sell, transfer or assign any of its rights or obligations hereunder without Lender’s prior written consent.

11.           Construction.  This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without reference to applicable conflict of law principles.  All parties consent to the jurisdiction and venue of Oklahoma courts in connection with the enforcement of any obligation under this Pledge Agreement.  EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO.  Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

12.           Further Assurances.  Pledgor covenants and agrees that:  (a) Pledgor will execute and deliver, or cause to be executed and delivered, all such other powers of attorney, proxies, instruments and documents as Lender may reasonably request from time to time in order to carry out the provisions and purposes hereof; (b) Pledgor will take all such other action as Lender may reasonably request from time to time in order to carry out the provisions and purposes hereof; (c) the Collateral will remain free and clear of all security interests and liens throughout the term hereof (except those in favor of Lender); and (d) Pledgor will forward to Lender, promptly upon receipt, copies of any information or documents received by Pledgor in connection with the Collateral.  For purposes of defining security interest perfection, Pledgor further agrees that any Collateral that is in transit to Lender shall be deemed to be in Lender’s possession.  Pledgor warrants and represents that none of the Collateral constitutes margin securities for the purposes of Regulations T, U or X, and also warrants and represents that none of the proceeds of any loans made by Lender to Borrower will be used to purchase or carry any margin stock.

13.           No Modification.  This Pledge Agreement may not be modified except by a writing signed by Pledgor and Lender.

14.           Counterparts.  This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and agreement.

15.           Section Headings.  This section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

16.           Notices.  All notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to Pledgor:                                                                Walker Enterprises, LLLP
c/o Jack J. Walker
2105 11th Street
Boulder, Colorado  80302
Facsimile No.:

If to Lender :                                                                FCC, LLC, d/b/a First Capital
3520 NW 58th Street
Oklahoma City, OK 73112
Attn.:  John A. Curtis, Executive Vice President
Facsimile No.:  405-917-9660

With a copy to:                                                           Stephen D. Palmer, Esq.
Greenberg Traurig, LLP
The Forum
3290 Northside Parkway, Suite 400
Atlanta, Georgia  30327
Facsimile No.:  678-553-2261

or to such other address or facsimile number as each party may designate for itself by like notice.

17.           No Limitation on Loan Agreement or Other Loan Documents.  Pledgor hereby acknowledges and agrees that the obligations of Pledgor hereunder, and the rights and remedies of Lender hereunder, are in addition to and not in limitation of the terms and conditions of the Loan Agreement, the Guaranty and the other Loan Documents.

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IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the 15th day of February, 2010.

PLEDGOR:

WALKER ENTERPRISES, LLLP

By:
Jack Jonas Walker, General Partner

ACKNOWLEDGMENT AND AGREEMENT OF ISSUER

The undersigned entity (“Issuer”) hereby acknowledges, represents and agrees that: (i) Issuer has received a true and correct copy of the within and foregoing Pledge Agreement (the “Agreement”), dated as of February 15, 2010; (ii) the Agreement has been duly recorded and noted on the books and records of Issuer and will be maintained as part of such books and records; (iii) the Agreement does not violate any term, condition or covenant of the limited partnership certificate, partnership agreement or other constituent or organizational documents of Issuer (the “Issuer Agreements”), or of any other agreement to which Issuer is a party; (iv) Issuer will comply with written instructions originated by Lender without further consent of Pledgor as the registered owner of the Collateral; (v) Issuer consents to the execution of the Agreement and to the assignment, transfer and pledge of the Collateral effected thereby; and (vi) upon the occurrence and during the continuance of an Event of Default, Issuer consents to a public or private sale or sales of all or any part of the Collateral by Lender in accordance with the terms of the Agreement and consents to each purchaser of all or any part of the Collateral at such sale or sales becoming a member of Issuer thereby entitled to the same rights and privileges and subject to the same duties as the owner of such Collateral under the Issuer Agreements.

Each capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Agreement.

Dated as of February 15, 2010.

“ISSUER”:

BUCKNER SHOPPING CENTER, L.P.

By:	ECPGSeven, LLC,
a Texas limited liability company,
its General Partner

By:
Jack Jonas Walker, Manager